Exhibit 23-B











                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Jersey Central Power and Light Company (the "Company") on Form S-3 of our report, dated February 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of Jersey Central Power and Light Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".




                                    PricewaterhouseCoopers L.L.P.


Philadelphia, Pennsylvania
October 8, 1999
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